U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    December 31, 2002

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25067 (Commission file number)	87-0365673 (I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain

(Address of principal executive offices)

34-93-590-7070

Issuer’s telephone number

INTRODUCTION

This filing amends the Current Report on Form 8-K filed by the registrant, Private Media Group, Inc., on January 14, 2003, in connection with the acquisition of Barbuda B.V. by the registrant’s wholly-owned subsidiary, Fraserside Holdings Limited.

Item 2.    Acquisition or Disposition of Assets

Effective December 31, 2002, Fraserside Holdings Limited (“Purchaser”) a wholly-owned subsidiary of Private Media Group, Inc. (the “Company”), completed the purchase of all of the outstanding stock of Barbuda B.V., from Luthares Investments N.V. and Stichting de Oude Waag, companies indirectly beneficially owned by the Company’s principal shareholder. The principal asset of Barbuda B.V. is an approximately 9,700 square meter office facility, including parking, located in Barcelona, Spain, currently under construction. Construction is expected to be completed in June 2004. The purpose of this transaction was to acquire this property.

As the Company’s intention is to occupy this property in the normal course of its business as its European headquarters upon completion of construction, under SEC rules and regulations no financial statements are required to be filed in connection with this acquisition.

The consideration paid by Purchaser to the seller for the stock was EUR 9,956,950. The consideration consisted of EUR 3,387,581 cash paid in December 2002 and a note payable in the amount of EUR 6,569,369. The note bears interest at a rate of EURIBOR+1% payable annually and is due and payable on December 31, 2004. The fair market value of the principal asset, the real estate, is based upon independent appraisals.

Item 7.    Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Exhibits:

* 1.1. Share Purchase Agreement dated as of December 9, 2002, by and among Fraserside Holdings Limited, Luthares Investments N.V. and Stichting de Oude Waag.

*	Previously filed with the registrant’s Form 8-K dated January 14, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: March 24, 2003	By:	/s/ JOHAN GILLBORG
Johan Gillborg, Chief Financial Officer

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